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                                                                   EXHIBIT 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 7, 2004 accompanying the financial statements included in the Annual Report of LecTec Corporation on Form 10-KSB for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of LecTec Corporation on Form S-3 (File No. 333-40183, effective November 17, 1997) and Forms S-8 (File No. 33-121780, effective April 21, 1987, File No. 33-45931, effective February 21, 1992, File No. 333-46283, effective February 13, 1998, File No. 333-46289, effective February 13, 1998, File No. 333-72569, effective February 18, 1999, File No. 333-72571, effective February 18, 1999 and File No. 333-68920, effective September 4, 2001).

                                              /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 29, 2004

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